LIST OF WHOLLY-OWNED SUBSIDIARIESOF
BETA OIL & GAS, INC.

Beta Operating Company, L.L.C. formerly Red River Energy, L.L.C. Red River Field Services, L.L.C. TCM, L.L.C. BETAustralia, L.L.C.